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                                                              Exhibit 3.4


                                     BY-LAWS

                                       OF

                            THE P&L SUBSIDIARY, INC.

                          As adopted December 14, 1967


                                    ARTICLE I

                                     Offices


      SECTION 1. The principal office of the Corporation shall be in the City of Buffalo, County of Erie and State of New York.

      SECTION 2. The Corporation may also, from time to time have offices at such other places as, in the opinion of the Board of Directors or the Executive Committee, the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders

      SECTION 1. Annual Meetings. The annual meeting of the shareholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal business office of the Corporation or at such other place as the Board of Directors shall determine on the last Wednesday in April of each year. If in any year that day is a legal holiday, the meeting shall be held on the next day following that is not a legal holiday.

      SECTION 2. Notice of Annual Meeting. Notice of the annual meeting of shareholders shall be given in the manner required by law and by mailing, postage prepaid, not less than ten (10) nor more than fifty (50) days before the meeting, a copy of the notice of the meeting stating the time and place of the meeting and the purpose or purposes for which it is called, to each shareholder of record entitled to vote at the meeting, and to any shareholder of record entitled to vote at the meeting, and to any shareholder, who, by reason of any action proposed at the meeting, would be entitled to have his shares appraised if such action were taken, at his address as it appears on the share book of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

      Any notice of such annual meeting or of any other meeting contemplated under these by-laws or by statute may be waived in the manner provided for in
Section 606 of the New York Business Corporation Law as now in effect or hereafter amended.



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      SECTION 3. Special Meetings. Specials meetings of the shareholders, except where otherwise provided by law, may be called to be held at the principal office of the Corporation or elsewhere at any time by a majority of the entire Board of Directors or the Chairman of the Board or by the President, and shall be called by the Chairman of the Board, the President, Secretary or Assistant Secretary at the request in writing of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the objects stated in the call and matters germane thereto.

      SECTION 4. Notice of Special Meeting. Notice of each special meeting of the shareholders shall be given in the manner required by law and by mailing, postage prepaid, not less than ten (10) nor more than fifty (50) days before such meeting, a copy of the notice of such meetings, stating the time and place of the meeting and the purpose or purposes for which it is called, to each shareholder of record entitled to vote at the meeting, and to any shareholder, who, by reason of any action proposed at such meeting, would be entitled to have his shares appraised if such action were taken, at his address as it appears on the share book of the corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

      SECTION 5. Procedure. The order of business and all other matters of procedure at every meeting of shareholders may be determined by the presiding officer.

      SECTION 6. Quorum. At all meetings of the shareholders of the Corporation, except where otherwise provided by law or these by-laws, a quorum shall consist of the holders of record of not less than a majority of the outstanding shares of the Corporation entitled to vote, present either in person or by proxy, and a majority of such quorum shall decide any question that may come before the meeting. Where a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of shareholders. If, however, such majority of the outstanding voting shares shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote who are present in person or by proxy shall have power to adjourn the meeting from time to time, without further notice other than announcement at the meeting, until the requisite amount of voting shares shall be present. At any such adjourned meeting at which the requisite amount of voting shares shall be present in person or by proxy any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 7. Record Date. The Board of Directors may fix a day and hour not less than ten (10) nor more than fifty (50) days prior to the day of holding any meeting of shareholders, as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined; and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting. If a record date shall not be fixed by the Board of Directors, shareholders of record at the close of business on the fourteenth day preceding each meeting of shareholders, and no others, shall be entitled to notice of and to vote at such meeting.

      SECTION 8. Voting - Proxies. Each shareholder of record entitled to vote shall be entitled at every annual or special meeting of shareholders of the Corporation to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Corporation on the record date.


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      A shareholder may vote either in person or by proxy appointed by an instrument executed in writing by such shareholder or his attorney-in-fact and delivered to the Secretary of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or his personal representatives, unless it is entitled "irrevocable proxy," in which event its revocability shall be determined by the law of the State of New York in effect at the time.

      SECTION 9. Inspectors of Election. If requested by any shareholder present in person or by proxy and entitled to vote at the meeting, two (2) inspectors of election, neither of whom shall be a candidate for the office of director of the Corporation, shall, except as otherwise provided by law, be appointed by presiding officer at each meeting of shareholders, at which an election of directors is held, such inspectors to serve at such meeting and any adjournments thereof. The inspectors appointed to act at any meeting of the shareholders before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.

      SECTION 10. Shareholders' List. A list of shareholders as of the record ate, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

      SECTION 11. Written Consent. Whenever under these by-laws or any provision of law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting or written consent, setting forth the action so taken, signed by the holder or the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holder or the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

                                   ARTICLE III

                                    Directors

      SECTION 1. Numbers and Qualifications. The Board of Directors of the Corporation shall be composed of three (3) directors. Each director shall be at least 21 years of age. A director need not be a shareholder.

      SECTION 2. Election and Tenure of Office. The directors of the Corporation, except as otherwise provided by these by-laws, shall be elected at the annual meeting of the shareholders or at any meeting of the shareholders held in lieu of such annual meeting, and shall hold office until the next annual meeting of shareholders, and until their successors are elected and have qualified. When requested as provided in Article II, Section 9, the election of directors shall be conducted by two inspectors of election appointed as hereinbefore provided. The election shall be by ballot and


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shall be decided by a plurality vote, except where such action is taken by written consent of all shareholder pursuant to Section 11 of Article II.

      SECTION 3. Resignation. Any director of the Corporation may resign at any time by giving his resignation in writing to any elected officer of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

      SECTION 4. Removal. Any or all of the directors may be removed, either with or without cause, at any meeting of shareholders, notice of which shall have referred to the proposed action by a vote of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote.

      SECTION 5. Newly Created Directorships and Vacancies. New created directorships resulting from an increase in the number of directors, and vacancies occurring in the Board for any reason including the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or by action of the shareholders pursuant to Article II, Section 11. Any newly created directorship no so filled prior to the next annual meeting of the shareholders shall be filled by vote of the shareholders at that meeting or by action pursuant to
Article II, Section 11. Any vacancy may also be filled by the shareholders at a special meeting called for the purpose, provided due notice of the proposed election has been given. A director elected to file a vacancy shall be elected to hold office for the unexpired term of his predecessor.

      SECTION 6. Compensation. The directors as such shall not receive any stated salaries for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or of the Executive Committee. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such services.

      SECTION 7. Meetings. Meetings of the Board of Directors shall be held annually, and whenever called by the Chairman of the Board, the President or by a majority of the entire Board. The annual meeting shall be held immediately following the annual meeting of the shareholders.

      SECTION 8. Notice of Meetings of Directors. Notice of annual meetings of the Board of Directors shall not be required. Notice of each other meeting of the Board of Directors, stating the time and place thereof, shall be given by the President, the Secretary or an Assistant Secretary or by any member of the Board to each member of the Board not less than three (3) days by mail or two
(2) days by telegraph or telephone or delivering the same personally, before any such meeting. The notice of any meeting of the Board of Directors need not specify the purpose or purposes for which the meeting is called.

      Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.


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      SECTION 9. Quorum. At any meeting of the Board of Directors a majority of the whole Board shall constitute a quorum, and, except as otherwise provided by law or these by-laws, a majority of such quorum shall decide any question that may come fore the meeting. A majority of the directors present at any regular or special meeting of the Board, although less than a quorum, may adjourn the same from time to time, without notice other than announcement at the meeting, until a quorum is present.

      SECTION 10. Procedure. The order of business and all other matters of procedure at every meeting of directors may be determined by the presiding officer.

                                   ARTICLE IV

                             Committees of the Board

      SECTION 1. Members of the Executive Committee and their Term of Office. the Board of Directors by vote of a majority of the entire Board may appoint from the directors as an Executive Committee three (3) persons who shall include the Chairman of the Board, or, if no chairman of the Board shall have been elected, the President. The chairman of the Board or, if no chairman of the Board shall have been elected, the President shall be Chairman of the Executive committee unless the Board designates some other member of the Executive Committee to be its chairman.

      SECTION 2. Removal of Members and Filling Vacancies. either one or all of the three members of the Executive Committee so appointed may be removed at any time by the Board of Directors by a like vote, and, by a like vote, the Board may fill vacancies in the Executive Committee.

      SECTION 3. Powers of the Executive Committee. During the interval between meetings of the Board, the Executive committee shall possess and may exercise all of the authority of the Board of Directors except where said possession and exercise is prohibited by law or precluded by prior action of the Board.

      SECTION 4. Report of Action to Board of Directors. Any action of the Executive Committee shall, when required by the Board of Directors, be reported to the Board. All action of such Committee shall be subject to revision or alteration by the Board, provided that no rights of third parties shall be affected by such revision of alteration.

      SECTION 5. Additional Committees of the Board. The Board of Directors, by resolution or resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of three or more directors, and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board, except insofar as its exercise of such authority may be inconsistent with any provision of law, the certificate of incorporation or these by-laws. The Board may designate one or more directors as alternative members of a committee, who may replace any absent member or members at any meeting of such committee. The committees shall keep regular minutes of their proceedings and make the same available to the Board upon request.


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      SECTION 6. Rules of Procedure. Subject to any regulations prescribed by the Board, the Executive Committee and other committees shall fix their own rules of procedure. The presence of a majority of the Executive Committee or other committees shall be necessary to constitute a quorum thereof.

                                    ARTICLE V

                                    Officers

      SECTION 1. Officers. The Board of Directors, at their first meeting after the annual meeting of shareholders, (or if there is vacancy in any such office, at any time) may elect a Chairman of the Board and shall elect a President, an Executive Vice President, a Secretary, and a Treasurer. The Chairman of the Board, the President and Executive Vice President shall be members of the Board. The Board of Directors may also appoint such additional officers and agents as they may from time to time deem advisable to hold office during their pleasure, who shall have such authority and perform such duties as from time to time may be prescribed by the Board.

      SECTION 2. Term of Office. The officers of the Corporation referred to in
Section 1 shall, unless otherwise determined by the directors, be elected or appointed for the term of one year but shall hold office until their successors are elected and have qualified. Any officer, however, may be removed at any time with or without cause by action of the Board of Directors.

      SECTION 3. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall preside at all meetings of the Executive Committee unless the Board shall have designated another member of such committee to chair its meetings, and shall be an ex officio member of every other committee of which he is not a designated member. He shall procure and at all times be possessed of full information concerning the affairs of the Corporation. He shall be the chief executive officer of the Corporation unless the Board shall have specifically designated the President as chief executive officer.

      In case of the absence or incapacity of the Chairman of the Board, or if no Chairman of the Board shall have been elected, the President shall perform the duties and exercise the powers of the Chairman.

      SECTION 4. The President. The President shall have the general care, supervision and direction of the affairs of the Corporation, subject to the control of the Board of Directors and the Executive committee; and, unless the President shall have been designated chief executive officer, he shall also be subject to the supervision and direction of the Chairman of the Board. The President shall at all times keep the Chairman of the Board. The President shall at all times keep the Chairman of the Board fully informed concerning the affairs of the Corporation.

      SECTION 5. The Vice Presidents. The Vice Presidents may be designated by title or titles as the Board of Directors may determine, and the Executive Vice President, and after him other Vice Presidents, if any, in such order of seniority as may be determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice Presidents shall also have such powers and perform such duties as usually pertain to their office or


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as are properly required of them by the Board of Directors, the Chairman of the
Board and the President.

      SECTION 6. The Secretary and Assistant Secretaries. It shall be the duty of the Secretary to give proper notice of all meetings of the shareholders and directors; to attend such meetings upon request of the chief executive officer or any two members of the Board; to keep true records of the votes of elections and all other proceedings; to attest such records after every meeting by his signature; to keep safely the seal of the Corporation and all documents and papers which shall come into his possession and control; and to keep the books and accounts of the Corporation pertaining to his office. He shall perform such other duties as the directors may from time to time direct.

      The Assistant Secretaries shall in the absence or disability of the Secretary, or at his request perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Chairman of the Board, the President or the Board of Directors may assign them.

      SECTION 7. The Treasurer and Assistant Treasurers. It Shall be the duty of the Treasurer to keep an account of all moneys, funds and property of the Corporation that shall come into his hands, truly keep the books and accounts of the Corporation so as at all times to show the real condition of its affairs, and to render at all times such accounts and present such statements to the directors as may be required of him. He shall give such bonds for the faithful discharge of his duties as may be required by the Board of Directors. He shall perform such other duties as usually pertain to his office or as are required of him by the Board of Directors.

      The Assistant Treasurers may, in the absence or disability of the Treasurer, or at his request, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Chairman of the Board, the President or the Board of Directors may assign them.

      SECTION 8. Officers Holding Two Offices. One person may at the same time hold nay two offices in the Corporation, except that no person shall at the same time be President and Vice President, or President and Secretary. No officer, however, shall execute or verify any instrument in more than one capacity, if such instrument be required by law or otherwise to be executed or verified by any two or more officers.

      SECTION 9. Duties of Officers May be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board of Directors may delegate for the time being the powers and duties of such officer, or any of them, to any other officer or to any director.

      SECTION 10. Compensation. The compensation of all officers, except Assistant Secretaries and Assistant Treasurers, shall be fixed by the Executive Committee. The compensation of other employees shall be fixed by the chief executive officer or other officers or employees, subject to any limitations prescribed by the Board of Directors or a committee thereof.

      SECTION 11. Resignation. Any officer of the Corporation may resign at any time by giving his resignation in writing to any director or to any elected officer of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.


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                                   ARTICLE VI

                                     Shares

      SECTION 1. Share Certificates. The share certificates of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. The certificates shall contain the holder's name and number of shares and all other statements required by law, and shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of any such Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

      SECTION 2. Transfers of Shares. Transfers of shares, except where otherwise provided by law or these by-laws, shall be made on the books of the Corporation by the person named in the certificate or by his attorney lawfully constituted, upon surrender of the certificate or certificates for such shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New York.

      SECTION 3. Transfer Agent and Registrar. The Board of Directors may at any time appoint one or more transfer agents and/or registrars for the transfer and/or registration of shares, and may from time to time by resolution fix and determine the manner in which shares of stock of the Corporation shall be transferred and/or registered by such transfer agent and registrar, respectively.

      SECTION 4. Record Date. For the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be less than ten (10) days nor more than fifty (50) days before the date of such meeting, nor more than fifty (50) days prior to any such action.

                                   ARTICLE VII

                             Dividends and Finances

         SECTION 1. Dividends. Dividends may be declared and paid out of the surplus of the Corporation as often, in such amounts and at such times as the Board of Directors may determine. Before payment of any dividend or making any distribution of profits, there may be set aside out of the net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends


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or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

      SECTION 2. Finances. The directors shall from time to time, by resolution, determine in what bank or banks the funds of the Corporation shall be kept and in what manner and by what officers or agents, checks, notes, bills, drafts or other like instruments shall be signed or endorsed, but no such check, note, bill, draft or other instrument of like character, or endorsement thereof, shall be valid unless signed by at least two of the officers or agents of the Corporation.

                                  ARTICLE VIII

                                 Corporate Seal

      SECTION 1. The seal of the Corporation shall be circular in form and shall include the words and figures "The P&L Subsidiary, Inc., 1967 New York". The seal may be attached or attested on any document or paper by any officer of the Corporation elected or appointed by the Board of Directors. The Board of Directors may authorize counterparts of the Corporate seal to be kept by such officer or officers, in addition to the Secretary, or in such place or places as the Board may by resolution determine.

                                   ARTICLE IX

                                   Fiscal Year

      SECTION 1. The fiscal year of the Corporation shall be the calendar year.

                                    ARTICLE X

                                   Amendments

      SECTION 1. These by-laws may be added to, amended or repealed either by the vote of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote by written consent pursuant to Section 11 of
Article II hereof or pursuant to any applicable provision of law, or at any meeting of the Board of Directors by the vote of the majority of the entire board. Any provision of these by-laws adopted by the Board may be amended or repealed by the shareholders. If any by-law or provision of these by-laws regulating an impending election of directors is adopted, amended or repealed by the Board, three shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law or provision so adopted, amended or repealed, together with a concise statement of the changes made.


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